Exhibit 99.1

For Immediate Release

Jernigan Capital Announces Results for the

Quarter Ended June 30, 2015

MEMPHIS, Tennessee, August 11, 2015 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP) today announced results for the quarter ended June 30, 2015. Highlights include:

▪	Completed $120 million initial public offering
▪	Closed $74.5 million of loan commitments during the quarter, deploying $22.4 million
▪	Generated > $500.0 million loan pipeline
▪	Added substantial management depth and streamlined operations
▪	Paid initial dividend of $0.35 per share

“Our first quarter as a public company was marked by strong acceptance by self-storage developers of our loan products, as evidenced by our exceptional loan pipeline growth,” commented Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital, Inc. “At quarter-end, we had committed approximately 67% of our IPO net proceeds, with approximately 92% of that capital committed to development loans that include 49.9% profit participations. Our loan pipeline is currently over 300% greater than at the time of our IPO and growing every day.” The following table reflects the Company’s investment activity since its IPO:

	# of Loans	Development	Other	Total
Second Quarter Closings	10	$68,468	$5,982	$74,450
Subsequent to Quarter End Closings	6	19,846	15,772	35,618

Subtotal Closed Loans	16	$88,314	$21,754	$110,068

Expected Third Quarter Closings (1)	16	$78,585	$39,973	$118,558
Expected Fourth Quarter+ Closings	6	64,173	-	64,173
Additional Pipeline	NA	NA	NA	~450,000

Total Closed + Pipeline	NA	NA	NA	$707,180

(1) Including loans closed to date in third quarter

Mr. Jernigan continued “To capitalize on this outstanding demand, we have increased staffing and simultaneously streamlined our operations. We’re honored to have attracted such talented and experienced professionals and believe that our investments in great people and infrastructure will enable us to service this increased demand for the benefit of our shareholders."

Second Quarter Financial Highlights

"We had an eventful first full quarter of operations,” continued Mr. Jernigan, “during which we completed our $120 million initial public offering and immediately committed and deployed proceeds into attractive self-storage loans. In addition, we added significantly to our loan pipeline, which has continued to rapidly expand after the quarter end. Our success in originating new loans will drive future quarters’ capital deployment and related earnings."

At June 30, 2015, the Company had closed 10 loans for an aggregate committed principal amount of $74.5 million, including 8 development loans totaling approximately $68.5 million of aggregate committed principal amount. The Company funded approximately $22.4 million of the $74.5 million of aggregate committed loan principal, recognizing $157,000 of interest income from these loans for the quarter ended June 30, 2015, including quarterly amortization of an aggregate of $745,000 of loan origination fees received during the quarter.

For the quarter ended June 30, 2015, the Company incurred operating expenses of approximately $1.35 million, including $520,000 of general and administrative expenses reimbursed to its external manager, JCap Advisors, LLC, and $120,000 of other general and administrative expenses. Of the aggregate general and administrative expenses, $188,000 was business development expense incurred in connection with building the Company’s loan pipeline, including $40,000 spent on a developers’ conference that has generated significant loan demand for the Company. $62,000 was for loan system and accounting software, $56,000 was for legal fees incurred as a result of the Company’s first quarter as a public company, and $34,000 was stock-based compensation expense that is a non-cash charge. In addition, $150,400 of unreimbursed loan expenses, comprised primarily of legal fees, were incurred in structuring the Company’s profits interests in its development loans. The Company paid its external manager $409,000 in management fees for the quarter.

As of June 30, 2015, the Company had no debt.

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Management Changes and Office Consolidation

The Company also announced that effective August 10, 2015, Gregory W. Ward has resigned as the Chief Financial Officer and Secretary of the Company and JCap Advisors, LLC in order to pursue other interests, and the Company has appointed William C. Drummond as its new Senior Vice President, Chief Financial Officer and Secretary. Mr. Drummond, age 62, spent 37 years at Ernst & Young as an audit partner and eventually the managing partner of the Memphis office. During his time at Ernst & Young, Mr. Drummond was the audit partner for over 15 public company clients. Mr. Drummond will also serve as Senior Vice President and Chief Financial Officer of JCap Advisors, LLC.

The Company announced that effective August 17, 2015 it is consolidating its offices and moving its corporate headquarters to Memphis, Tennessee, where the Company will reside at International Place Tower II, 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119. In connection with the consolidation and moving of the Company’s headquarters, the Company will add legal, accounting, loan administration and business development personnel in Memphis and will close its offices in Miami, Florida and Cleveland, Ohio. The Company expects the consolidation to be completed by the end of the third quarter, and expects to take a one-time charge of approximately $275,000 in the third quarter related to the cost of consolidating its offices, including severance and benefits provided to Cleveland and Miami employees and lease termination costs.

“We want to thank Greg Ward for his effort in transitioning us into life as a public company,” said Mr. Jernigan. “In June we added John Good, a nationally-recognized leader in the REIT industry, as our President and Chief Operating Officer, accelerating our move to Memphis and sparking other key management additions, including Bill Drummond. These men are seasoned veterans with stellar reputations and extensive experience. Moving into the third quarter, we are excited about consolidating all our people in a single office in Memphis, continuing the dramatic growth in our committed financings and loan pipeline, and producing innovative and attractive financing solutions that our customers need and demand, which we expect to produce strong returns for our stockholders.”

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Conference Call and Webcast Information

The Company will host a webcast and conference call on Wednesday, August 12, 2015 at 11:00 a.m. Eastern Time to discuss second quarter financial results and recent events. A webcast will be available on the Company’s website at www.jernigancapital.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The archive of the webcast will be available on the Company’s website until August 26, 2015.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-876-9177

International: 1-785-424-1666

Passcode: JCAPQ215

Conference Call Playback:

Domestic: 1-800-695-2122

International: 1-402-530-9027

The playback can be accessed until midnight Eastern Time on August 27, 2015

About Jernigan Capital, Inc.

Jernigan Capital is a preferred capital source for self-storage entrepreneurs, providing debt and equity capital to private developers, owners and operators of self-storage facilities. Through its national network of contacts developed by its business development team, which members average over 25 years in the self-storage industry, Jernigan Capital originates self-storage capital solutions for the ground-up construction of self-storage facilities or major self-storage redevelopment opportunities, as well as for the acquisition of, refinancing of existing indebtedness on, or recapitalization of stabilized self-storage facilities. Jernigan Capital intends to elect to be taxed as a real estate investment trust and is externally managed by JCap Advisors, LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding our loan pipeline and anticipated loan closings in the third quarter and fourth quarter 2015 and first quarter of 2016. The ultimate occurrence of events and results referenced in these forward-looking statements is subject to known and unknown risks and uncertainties, many of which are beyond our control. These forward-looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. There is the risk that we will fail to successfully negotiate term sheets and enter into definitive agreements with respect to prospective loan transactions included in the pipeline described above, as well as the possibility that loans we anticipate making in the third quarter and fourth quarter 2015 and beyond, for which we have signed term sheets, will not close. For a discussion of these and other risks facing our business, see the information under the heading “Risk Factors” in the prospectus related to the Company’s IPO dated March 26, 2015, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2015, in accordance with Rule 424(b) of the Securities Act of 1933, which is accessible on the SEC’s website at www.sec.gov.

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CONSOLIDATED BALANCE SHEET

6/30/2015
(Unaudited)
ASSETS:
Cash	$88,444
Restricted cash	106
First mortgages	14,429
Mezzanine loans	6,424
Other investment	881
Interest receivable	32
Other assets	86
Total Assets	$110,402

LIABILITIES:
Due to Manager	$698
Accounts payable, accrued expenses, and other liabilities	416
Dividends payable	2,139
Total Liabilities	3,253

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding at June 30, 2015 and December 31, 2014, respectively;
Common stock, $0.01 par value, 500,000,000 and 1,000 shares authorized at June 30, 2015 and December 31, 2014, respectively; 6,000,000 and 1,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	60
Additional paid-in capital	110,515
Accumulated deficit	(3,426)
Total Stockholders’ Equity	107,149
Total Liabilities and Stockholders’ Equity	$110,402

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CONSOLIDATED INCOME STATEMENT

	For the Three Months Ended June 30, 2015	For the Six Months Ended June 30, 2015
Net interest income:
Interest income from real estate loans	$145	$145
Net interest income	145	145

Expenses:
General and administrative expenses reimbursed to affiliate	520	520
General and administrative expenses	120	266
Unreimbursed investment expenses	150	150
Management fees to affiliate	409	409
Deferred termination fee to affiliate	150	150
Total expenses	1,349	1,495
Other interest income	63	63

Net Loss	$(1,141)	$(1,287)

Basic and diluted net loss per share of common stock	$(0.20)	$(0.44)
Basic and diluted weighted average shares of common stock outstanding	5,934,066	2,983,425
Dividend declared per share of common stock	$0.35	$0.35

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